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                                 [LETTERHEAD]

                                August 27, 1999


Jore Corporation
45000 Highway 93 South
Ronan, MT 59864

     ATTN:  David H. Bjornson, Chief Financial Officer

Dear Mr. Bjornson:

     We consent to the use of our name in the Registration Statement
No. 333-78357 of Jore Corporation on Form S-1 and to the references to us in "Legal Matters" in the Prospectus.

     If you need anything further from us, please contact us.

                                        Sincerely,

                                        BOONE, KARLBERG & HADDON

                                        /s/ Thomas H. Boone
                                        ------------------------------
                                        Thomas H. Boone

THB/scd